EXHIBIT 99.1
                                                                    ------------

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FOR IMMEDIATE RELEASE
MAY 10, 2005

                     INTERLINE BRANDS, INC. ANNOUNCES RECORD
                           FIRST QUARTER 2005 RESULTS

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JACKSONVILLE, FLA. - MAY 10, 2005 - INTERLINE BRANDS, INC. (NYSE: IBI)

Interline Brands, Inc. ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported another quarter of record sales for the fiscal quarter ended April 1, 2005. Sales for the first quarter 2005 increased 13.8% over the same period in the prior year. Adjusted pro forma earnings per diluted share was $0.24 for first quarter 2005, an increase of 41% over adjusted pro forma earnings per diluted share of $0.17 in the same period in the prior year. GAAP earnings per diluted share was $0.04 for the quarter as compared to a loss per diluted share of $153.00 in the first quarter of 2004.

Michael Grebe, Interline's President and Chief Executive Officer, commented, "We are very pleased with our sales performance and operating results for the first quarter of 2005. Virtually all of our key performance metrics showed significant positive trends in the quarter, bolstered by continued strong performance in our facilities maintenance and pro contractor markets."


FIRST QUARTER 2005 PERFORMANCE

Sales for the fiscal quarter ended April 1, 2005 were $196.5 million, a 13.8% increase over sales of $172.6 million in the comparable 2004 period. The first quarter of 2005 included one more shipping day than the prior year period. Average organic daily sales for the first quarter of 2005 increased by 12.1% compared to the same period in 2004.

"Our pro contractor business had an exceptionally strong quarter, with daily sales growth of over 18%," said William Sanford, Chief Operating Officer. "Our facilities maintenance markets also continued to improve, with daily sales growth of 11.4%. In both cases we feel that we are taking market share from competitors due to the success of our national accounts and supply chain management programs."

Gross profit increased $9.8 million to $75.5 million for the first quarter of 2005, up from $65.7 million in the 2004 comparable period. As a percentage of net sales, gross profit improved by 30 basis points in the first quarter of 2005 to 38.4%, up from 38.1% in the comparable period last year.

SG&A expenses for the first quarter of 2005 were $53.7 million compared to $48.3 million for the first quarter of 2004. As a percentage of net sales, SG&A expenses were 27.3% in the first quarter of 2005 compared to 28.0% in the first quarter of 2004. Michael Grebe stated, "Our operations team has performed exceptionally over the last several quarters and is continuing to find ways to lower costs while also improving service levels to our customers." Operating income was $18.6 million, or 9.5% of sales, for the first quarter of 2005 compared to $14.5 million, or 8.4% of sales, for the first quarter of 2004, a 28.6% increase.

BUSINESS OUTLOOK

Mr. Grebe stated, "This is the first full quarter after our IPO, and we are very pleased to have started the year with such strong results. We remain optimistic for the future and reaffirm our projection of pro forma net income per diluted share of $1.03 - $1.06 for 2005. We project net income per diluted share of $0.24 - $0.26 for the 2nd quarter of 2005."

Adjusted pro forma net income per diluted share was $0.91 for fiscal year 2004 and $0.23 for the 2nd quarter of 2004.

GAAP net income per diluted share is projected to be $0.84 - $0.87 for fiscal year 2005 compared to a GAAP net loss per diluted share of $25.21 for fiscal 2004. GAAP net loss per diluted share for the 2nd quarter of 2004 was $102.88.

The pro forma net income per diluted share amount for the fiscal year 2005 business outlook excludes a $10.3 million loss on early extinguishment of debt, which was incurred in January 2005 when the Company used part of the proceeds from the IPO to redeem $70.0 million principal amount of its 11.5% senior subordinated notes. This redemption was made thirty days after the closing of the initial public offering, which was in line with the 30-day irrevocable notice period required by the indenture governing the 11.5% senior subordinated notes.


CONFERENCE CALL

Interline Brands will host a conference call on May 11, 2005 at 9 a.m. Eastern Time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 5523773.
This recording will expire on May 25, 2005.


ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 150,000 professional contractors, facilities maintenance professionals, hardware stores, and other customers across North America and Central America.

NON-GAAP FINANCIAL INFORMATION

This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain transactions that were associated with the Company's IPO that affected the period-over-period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles. These transactions included the recording of IPO-related activities such as the recording of the expense associated with the early extinguishment of debt and the termination of interest rate swap arrangements, as well as the timing effect of paying off debt with proceeds from the IPO. In order to present a meaningful comparison, the table below shows the estimated effect on the Company's net income of recording the IPO transactions as if they had occurred at the beginning of the periods presented. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of the business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Form 10-K, (Commission File No. 001-32380). These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: TOM TOSSAVAINEN
PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) AS OF APRIL 1, 2005 AND DECEMBER 31, 2004 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                    APRIL 1, 2005     DECEMBER 31, 2004
                                                                                    -------------     -----------------
ASSETS
CURRENT ASSETS:
         Cash and cash equivalents                                                    $  10,198           $  69,178
         Accounts receivable - trade (net of allowance for doubtful accounts
           of $7,014 and $6,929)                                                        105,685              98,511
         Accounts receivable - other                                                     13,961              17,828
         Inventory                                                                      146,000             145,532
         Prepaid expenses and other current assets                                        5,092               3,204
         Deferred income taxes                                                           11,405              12,084
                                                                                      ---------           ---------
                     Total current assets                                               292,341             346,337

PROPERTY AND EQUIPMENT, net                                                              28,195              28,767

GOODWILL                                                                                203,848             203,848

OTHER INTANGIBLE ASSETS, net                                                             81,673              85,361

OTHER ASSETS                                                                              9,610               9,067
                                                                                      ---------           ---------
TOTAL ASSETS                                                                          $ 615,667           $ 673,380
                                                                                      =========           =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
         Revolver                                                                     $  17,000           $      --
         Current portion of long-term debt                                                1,000               1,000
         Accounts payable                                                                53,926              53,260
         Accrued expenses and other current liabilities                                  19,218              22,180
         Accrued interest payable                                                         5,852               3,042
         Accrued merger expenses                                                          5,994               6,131
         Accrued income taxes payable                                                     1,339               7,372
                                                                                      ---------           ---------
                     Total Current Liabilities                                          104,329              92,985

LONG TERM LIABILITIES:
Deferred income taxes                                                                    24,899              25,221
Long-term debt, net of current portion                                                  232,025             302,275

                                                                                      ---------           ---------
TOTAL LIABILITIES                                                                       361,253             420,481
                                                                                      ---------           ---------
COMMITMENTS AND CONTINGENCIES
SENIOR PREFERRED STOCK, $0.01 par value, 20,000,000 shares authorized,
  no shares outstanding as of April 1, 2005 and December 31, 2004                            --                  --
                                                                                      ---------           ---------
STOCKHOLDERS' EQUITY:
         Common stock; $0.01 par value, 100,000,000 authorized; 32,102,820
          issued and outstanding as of April 1, 2005 and December 31, 2004                  321                 321
         Accumulated deficit                                                           (300,443)           (301,836)
         Additional paid-in capital                                                     556,268             556,346
         Deferred compensation                                                           (2,549)             (2,787)
         Accumulated other comprehensive income                                             817                 855
                                                                                      ---------           ---------
TOTAL STOCKHOLDERS' EQUITY                                                              254,414             252,899
                                                                                      ---------           ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                              $ 615,667           $ 673,380
                                                                                      =========           =========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) THREE MONTHS ENDED APRIL 1, 2005 AND MARCH 26, 2004 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                         THREE MONTHS ENDED
                                                                 APRIL 1, 2005       MARCH 26, 2004
                                                                 -------------       --------------
NET SALES                                                         $    196,491        $    172,604
COST OF SALES                                                          121,005             106,881
                                                                  ------------        ------------
    Gross Profit                                                        75,486              65,723
                                                                  ------------        ------------
OPERATING EXPENSES :
    Selling, general and administrative expenses                        53,740              48,257
    Depreciation and amortization                                        3,117               2,983
                                                                  ------------        ------------
       Total Operating Expense                                          56,857              51,240
                                                                  ------------        ------------
OPERATING INCOME                                                        18,629              14,483
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                                 --               1,104
LOSS ON EXTINGUISHMENT OF DEBT                                         (10,340)                 --
INTEREST EXPENSE                                                        (6,270)            (10,194)
INTEREST INCOME                                                            120                   8
OTHER INCOME                                                               168                 136
                                                                  ------------        ------------
    Income before income taxes                                           2,307               5,537
PROVISION FOR INCOME TAXES                                                 914               2,286
                                                                  ------------        ------------
NET INCOME                                                               1,393               3,251
PREFERRED STOCK DIVIDENDS                                                   --             (13,261)
                                                                  ------------        ------------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS               $      1,393        $    (10,010)
                                                                  ============        ============
INCOME (LOSS) PER COMMON SHARE - BASIC                            $       0.04        $    (153.00)
                                                                  ============        ============
INCOME (LOSS) PER COMMON SHARE - DILUTED                          $       0.04        $    (153.00)
                                                                  ============        ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                         31,917,175              65,425
                                                                  ============        ============
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                       32,313,188              65,425
                                                                  ============        ============


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

INTERLINE BRANDS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED APRIL 1, 2005 AND MARCH 26, 2004
(in thousands)

                                                                                  THREE MONTHS ENDED
                                                                                  ------------------
                                                                           APRIL 1, 2005         MARCH 26, 2004
                                                                           -------------         --------------
OPERATING ACTIVITIES :
  Net Income                                                                  $  1,393              $  3,251
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                               3,117                 2,983
     Amortization and write-off of debt issuance costs                           2,685                   487
     Redemption premium on 11.5% senior subordinated notes                       8,050                    --
     Stock based compensation                                                      238                    --
     Change in fair value of interest rate swaps                                    --                (1,104)
     Interest income on shareholder notes                                           --                    12
     Deferred income taxes                                                         356                   140

Changes in assets and liabilities, net of effects of acquisition:
  Accounts receivable - trade                                                   (7,174)               (8,408)
  Accounts receivable - other                                                    1,536                 4,411
  Inventory                                                                       (468)                  817
  Prepaid expenses and other current assets                                     (1,888)                  602
  Other assets                                                                    (543)                 (150)
  Accrued interest payable                                                       2,810                 5,477
  Accounts payable                                                                 665                 6,493
  Accrued expenses and other current liabilities                                (1,478)                  179
  Accrued merger expenses                                                         (111)                  (88)
  Accrued income taxes payable                                                  (6,033)                1,138
                                                                              --------              --------
     Net cash provided by operating activities                                   3,155                16,240
                                                                              --------              --------

INVESTING ACTIVITIES :
  Purchase of property and equipment, net                                       (1,543)               (1,429)
  Purchase of business, net of cash acquired                                    (1,009)                 (289)
                                                                              --------              --------
     Net cash used in investing activities                                      (2,552)               (1,718)
                                                                              --------              --------

FINANCING ACTIVITIES :
  Increase in revolver and swingline, net                                       17,000                    --
  Repayment of long-term debt                                                  (70,250)               (1,750)
  Payment of redemption premium on 11.5% senior subordinated notes              (8,050)                   --
  Payment of debt issuance costs                                                    --                  (218)
  Initial public offering costs                                                   (578)
  Proceeds from exercise of underwriters over-allotment options                  2,333                    --
                                                                              --------              --------
     Net cash used in financing activities                                     (59,545)               (1,968)
                                                                              --------              --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                       (38)                  (23)
                                                                              --------              --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                           (58,980)               12,531
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                  69,178                 1,612
                                                                              --------              --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                      $ 10,198              $ 14,143
                                                                              ========              ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for :
     Interest                                                                 $  1,611              $  4,209
                                                                              ========              ========
     Income taxes (net of refunds)                                            $  6,595              $    270
                                                                              ========              ========

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
     Dividends on preferred stock                                             $     --              $ 13,261
                                                                              ========              ========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                             THREE MONTHS ENDED
                                                                                             ------------------
                                                                                       APRIL 1, 2005    MARCH 26, 2004
                                                                                       -------------    --------------
Income before income taxes (GAAP)                                                       $     2,307      $     5,537

  Add back the following items:
     Eliminate the change in fair value of interest rate swaps                                    -           (1,104)
     Loss on early extinguishment of debt                                                    10,340                -
     Adjust interest expense associated with use of IPO proceeds to                             456            4,571
       repay or redeem portions of the previously existing term loan and outstanding 11.5% notes and elimination of amortization of deferred financing fees
                                                                                        -----------      -----------
            Adjusted pro forma income before income taxes                                    13,103            9,004
     Income taxes                                                                             5,189            3,641
                                                                                        -----------      -----------
Adjusted pro forma net income                                                           $     7,914          $ 5,363
                                                                                        ===========      ===========

Adjusted pro forma net income per share - basic                                         $      0.25      $    $ 0.17
Adjusted pro forma net income per share - diluted                                       $      0.24      $    $ 0.17

Shares outstanding - basic                                                               31,917,175       31,917,000
Shares outstanding - diluted                                                             32,313,188       32,102,820


DAILY SALES CALCULATIONS                                                                     THREE MONTHS ENDED
                                                                                ---------------------------------------------
                                                                                APRIL 1, 2005    MARCH 26, 2004    % VARIANCE
                                                                                -------------    --------------    ----------
Net Sales                                                                        $   196,491      $   172,604            13.8%

Daily Sales:
  Ship Days                                                                               65               64
  Average Daily Sales                                                            $     3,023      $     2,697            12.1%
                                                                                 ===========      ===========      ===========
  Average Organic Daily Sales                                                    $     3,023      $     2,697            12.1%
                                                                                 ===========      ===========      ===========

Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period and excluding the effect of the freight reclassification announced in the third quarter of 2003.

                                                                                              THREE MONTHS ENDED
                                                                                              ------------------
                                                                                       APRIL 1, 2005    MARCH 26, 2004
                                                                                       -------------    --------------
    Net income (GAAP)                                                                   $     1,393          $ 3,251
    Interest expense                                                                          6,270           10,194
    Interest income                                                                            (120)              (8)
    Change in fair value of interest rate swaps                                                   -           (1,104)
    Loss on extinguishment of debt                                                           10,340                -
    Provision (benefit) for income taxes                                                        914            2,286
    Depreciation and amortization                                                             3,117            2,983
                                                                                        -----------         ---------
    Adjusted EBITDA                                                                        $ 21,914         $ 17,602
                                                                                        ===========         ========

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps and loss on extinguishment of debt, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income.
While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.



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